EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statement on Form S-8 (File No. 333-51702) of Connecticut Water Service, Inc. of our report dated June 28, 2016 on our audits of the financial statements of Savings Plan of the Connecticut Water Company as of December 31, 2015 and 2014, and for the years then ended, which report is included in this 2015 Annual Report on Form 11-K.

/s/ CohnReznick LLP

Hartford, Connecticut
June 28, 2016